Exhibit 99.1

IO Biotech Announces Third Clinical Collaboration with Merck to Evaluate IO102-IO103 in Combination With KEYTRUDA® (pembrolizumab) as First-Line Treatment in a Phase 2 Multi-Arm Basket Trial

IO Biotech to initiate a Phase 2 combination trial to explore safety and efficacy for treating multiple tumor types

New York, New York – December 6, 2021: IO Biotech (Nasdaq: IOBT), a clinical-stage biopharmaceutical company developing novel, immune-modulating cancer therapies based on its T-win® technology platform, announced today that it has entered into a third clinical trial collaboration and supply agreement with Merck & Co., Inc., Kenilworth, NJ, USA (known as MSD outside the US and Canada), through a subsidiary. The purpose of the collaboration is to evaluate IO Biotech’s lead candidate, IO102-IO103, in combination with KEYTRUDA® (pembrolizumab), Merck’s anti-PD-1 (programmed death receptor-1) therapy, in previously untreated patients with three different tumor types— metastatic non-small cell lung cancer (NSCLC), squamous cell carcinoma of the head and neck (SCCHN), and metastatic urothelial bladder cancer (UBC). IO102-IO103 is an investigational novel immunotherapeutic agent designed to target the mechanisms mediated by key immunosuppressive proteins such as Indoleamine 2,3-dehydrogenase (IDO) and PD-L1.

“We are pleased to be collaborating once again with Merck to study the potential of our IDO and PD-L1 derived immune-modulating therapy in combination with pembrolizumab as part of our broad, late-stage development program,” said Mai-Britt Zocca, PhD, CEO and founder of IO Biotech. “We believe IO102-IO103 has the potential to show utility for multiple cancer indications, and we look forward to expanding our dataset in these additional settings.”

The planned Phase 2 trial will evaluate the safety and efficacy of the combination of IO102-IO103 with pembrolizumab in patients with previously untreated metastatic NSCLC, SCCHN, or UBC. Additional correlative endpoints will also be explored to elucidate the mechanism of action. Under the terms of the agreement, IO Biotech will sponsor the Phase 2 trial and Merck will supply pembrolizumab. IO Biotech maintains global commercial rights to IO102-IO103.

About IO102-IO103/IOB-022

Based on the results from a Phase 1/2 clinical trial, IO102-IO103, in combination with pembrolizumab, was granted Breakthrough Therapy Designation (BTD) by the U.S. Food and Drug Administration (FDA) for treatment of unresectable/metastatic melanoma. IO Biotech plans to initiate a Phase 3 combination trial of IO102-IO103 and KEYTRUDA® (pembrolizumab), as first-line treatment in metastatic melanoma patients which is designed to be potentially registrational for IO102-IO103.

About IO Biotech

IO Biotech is a clinical-stage biopharmaceutical company developing novel, immune-modulating cancer therapies based on its T-win® technology platform. The T-win® platform is a novel approach to cancer immunotherapy designed to activate naturally occurring T cells to target immunosuppressive mechanisms. IO Biotech is advancing in clinical studies its lead immuno-oncology candidate, IO102-IO103, targeting IDO and PD-L1, and through clinical and preclinical development its other pipeline candidates. IO Biotech is headquartered in Copenhagen, Denmark. For further information, please visit www.iobiotech.com

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, including regarding future clinical trials, are based on IO Biotech’s current assumptions and expectations of future events and trends, which affect or may affect its business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Except to the extent required by law, IO Biotech undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise.

Company Contact:

Mai-Britt Zocca, Ph.D.

CEO and founder of IO Biotech

mz@iobiotech.com

Investor Inquiries:

Corey Davis, Ph.D.

LifeSci Advisors

+1 212-915-2577

cdavis@lifesciadvisors.com

KEYTRUDA® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., Kenilworth, NJ, USA